Exhibt 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael LaBelle

Executive Vice President,

Chief Financial Officer and Treasurer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2016 RESULTS

Reports diluted FFO per share of $1.63                    Reports diluted EPS of $1.18

BOSTON, MA, April 26, 2016—Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2016.

Funds from Operations (FFO) for the quarter ended March 31, 2016 were $250.7 million, or $1.63 per share basic and $1.63 per share diluted. This compares to FFO for the quarter ended March 31, 2015 of $200.4 million, or $1.31 per share basic and $1.30 per share diluted. FFO for the quarter ended March 31, 2016 includes lease termination income from a tenant in New York City totaling approximately $45.0 million, or $0.26 per share basic and $0.26 per share on a diluted basis. The weighted-average number of basic and diluted shares outstanding totaled approximately 153,626,000 and 153,917,000, respectively, for the quarter ended March 31, 2016 and 153,230,000 and 153,873,000, respectively, for the quarter ended March 31, 2015.

The Company’s reported FFO of $1.63 per share diluted was greater than the guidance previously provided of $1.59-$1.61 per share diluted primarily due to better than expected portfolio operations of $0.02 per share and development and management services income of $0.01 per share.

Net income available to common shareholders was $181.7 million for the quarter ended March 31, 2016, compared to $171.2 million for the quarter ended March 31, 2015. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2016 was $1.18 basic and $1.18 on a diluted basis. This compares to EPS for the quarter ended March 31, 2015 of $1.12 basic and $1.11 on a diluted basis. Net income available to common shareholders for the quarter ended March 31, 2016 includes gains on sales of real estate aggregating approximately $67.6 million, or $0.39 per share basic and $0.39 per share on a diluted basis, compared to $95.1 million, or $0.56 per share basic and $0.55 per share on a diluted basis, for the quarter ended March 31, 2015.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2016. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2016, the Company’s portfolio consisted of 167 properties aggregating approximately 46.3 million square feet, including eleven properties under construction/redevelopment totaling approximately 4.6 million square feet. The overall percentage of leased space for the 153 properties in service (excluding the Company’s two residential properties and hotel) as of March 31, 2016 was 91.0%.

Significant events during the first quarter included:

•	On January 4, 2016 and January 6, 2016, 767 Fifth Partners LLC, the consolidated entity in which the Company has a 60% interest and owns 767 Fifth Avenue (the General Motors Building) in New York City, entered into two forward-starting interest rate swap contracts that fix the 10-year swap rate on notional amounts aggregating $50.0 million. 767 Fifth Partners LLC has entered into forward-starting interest rate swap contracts that fix the 10-year swap rate at a weighted-average rate of approximately 2.619% per annum on notional amounts aggregating $450.0 million in advance of a financing with a target commencement date in June 2017 and maturity in June 2027.

•	On January 20, 2016, the Company’s Operating Partnership completed a public offering of $1.0 billion in aggregate principal amount of its 3.650% senior unsecured notes due 2026. The notes were priced at 99.708% of the principal amount to yield an effective rate (including financing fees) of 3.766% to maturity. The notes will mature on February 1, 2026, unless earlier redeemed. The aggregate net proceeds from the offering were approximately $988.9 million after deducting underwriting discounts and transaction expenses.

•	On January 25, 2016, the Company’s Compensation Committee approved the 2016 Multi-Year, Long-Term Incentive Program (the “2016 MYLTIP”) as a performance-based component of the Company’s overall compensation program. Under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation—Stock Compensation,” the 2016 MYLTIP has an aggregate value of approximately $17.3 million, which will generally be amortized into earnings over the four-year plan period under the graded vesting method.

•	On February 1, 2016, the Company completed the sale of its 415 Main Street property located in Cambridge, Massachusetts to the tenant for a gross sale price of approximately $105.4 million. Net cash proceeds totaled approximately $104.9 million, resulting in a gain on sale of real estate totaling approximately $60.8 million. As part of its lease signed on July 14, 2004, the tenant was granted a fixed price option to purchase the building at the beginning of the 11th lease year, which option was exercised by the tenant on October 22, 2014. 415 Main Street is an office property with approximately 231,000 net rentable square feet.

•	On February 3, 2016, the Company entered into a lease termination agreement with a tenant for an approximately 85,000 square foot lease at its 250 West 55th Street property located in New York City. The lease was scheduled to expire on February 28, 2035. In consideration for the termination of the lease, the tenant paid the Company approximately $45.0 million, which was recognized as termination income during the three months ended March 31, 2016.

Transactions completed subsequent to March 31, 2016:

•	On April 4, 2016, a joint venture in which the Company has a 50% interest extended the loan collateralized by its Annapolis Junction Building Seven property. At the time of the extension, the outstanding balance of the construction loan totaled approximately $21.6 million and was scheduled to mature on April 4, 2016. The extended loan has a total commitment amount of $22.0 million, bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures on April 4, 2017, with one, one-year extension option, subject to certain conditions. Annapolis Junction Building Seven is a Class A office property with approximately 127,000 net rentable square feet located in Annapolis, Maryland.

•	On April 11, 2016, the Company used available cash to repay the mortgage loan collateralized by its Fountain Square property located in Reston, Virginia totaling approximately $211.3 million. The mortgage loan bore interest at a fixed rate of 5.71% per annum and was scheduled to mature on October 11, 2016. There was no prepayment penalty.

•

On April 11, 2016, a joint venture in which the Company has a 50% interest received a Notice of Event of Default from the lender for the loan collateralized by its Annapolis Junction Building One property. The Event of Default relates to the loan to value ratio not being in compliance with the loan agreement. The joint venture is currently in discussions with the lender regarding the Event of Default, although there can be no assurance as to the outcome of those discussions. The loan has an outstanding balance of approximately $40.0 million, is non-recourse to the Company, bears interest at a variable rate equal to LIBOR plus 1.75% per annum and has a stated maturity date of March 31,

2018, with one, three-year extension option, subject to certain conditions. Annapolis Junction Building One is a Class A office property with approximately 118,000 net rentable square feet located in Annapolis, Maryland.

•	On April 22, 2016, the Company acquired 3625-35 Peterson Way located in Santa Clara, California for a purchase price of approximately $78.0 million in cash. 3625-35 Peterson Way is an approximately 218,000 net rentable square foot office property. The property is 100% leased to a single tenant through March 2021. Upon the lease expiration, the Company intends to develop the site into a Class A office campus containing an aggregate of approximately 632,000 net rentable square feet.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2016 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has updated its guidance for FFO per share (diluted) for full year 2016 to $5.85 - $5.95 per share from $5.78 - $5.93 per share. This is an increase of $0.05 per share at the mid-point of the Company’s guidance consisting of $0.02 per share from better than projected portfolio operations, $0.02 per share from the acquisition of Peterson Way in Santa Clara, California and $0.01 per share from better than projected development and management services income.

	Second Quarter 2016		Full Year 2016
	Low	High	Low	High
Projected EPS (diluted)	$0.54	$0.56	$3.00	$3.10
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.82	0.82	3.24	3.24
Less:
Projected Company Share of Gains on Sales of Real Estate	—	—	0.39	0.39

Projected FFO per Share (diluted)	$1.36	$1.38	$5.85	$5.95

Boston Properties will host a conference call on Wednesday, April 27, 2016 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2016 results, the 2016 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 23623258. A replay of the conference call will be available through May 13, 2016, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 23623258. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2016 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, five retail properties, four residential properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets—Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2016, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited )

	March 31, 2016	December 31, 2015
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$18,424,542	$18,465,405
Construction in progress	857,578	763,935
Land held for future development	256,952	252,195
Less: accumulated depreciation	(3,969,648)	(3,925,894)

Total real estate	15,569,424	15,555,641
Cash and cash equivalents	1,605,678	723,718
Cash held in escrows	71,349	73,790
Investments in securities	21,077	20,380
Tenant and other receivables (net of allowance for doubtful accounts of $1,151 and $1,197, respectively)	73,759	97,865
Accrued rental income (net of allowance of $1,612 and $2,775 respectively)	767,864	754,883
Deferred charges, net	693,976	704,867
Prepaid expenses and other assets	136,799	185,118
Investments in unconsolidated joint ventures	235,904	235,224

Total assets	$19,175,830	$18,351,486

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,416,622	$3,435,242
Unsecured senior notes, net	6,255,602	5,264,819
Unsecured line of credit	—	—
Mezzanine notes payable	308,142	308,482
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	252,727	274,709
Dividends and distributions payable	113,079	327,320
Accrued interest payable	221,578	190,386
Other liabilities	498,290	483,601

Total liabilities	11,246,040	10,464,559

Commitments and contingencies	—	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at March 31, 2016 and December 31, 2015	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,683,866 and 153,658,866 issued and 153,604,966 and 153,579,966 outstanding at March 31, 2016 and December 31, 2015, respectively	1,536	1,536
Additional paid-in capital	6,306,723	6,305,687
Dividends in excess of earnings	(699,048)	(780,952)
Treasury common stock at cost, 78,900 shares at March 31, 2016 and December 31, 2015	(2,722)	(2,722)
Accumulated other comprehensive loss	(56,706)	(14,114)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,749,783	5,709,435
Noncontrolling interests:
Common units of the Operating Partnership	616,095	603,092
Property partnerships	1,563,912	1,574,400

Total equity	7,929,790	7,886,927

Total liabilities and equity	$19,175,830	$18,351,486

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2016	2015
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$536,128	$490,682
Recoveries from tenants	89,586	88,593
Parking and other	24,825	24,788

Total rental revenue	650,539	604,063
Hotel revenue	8,757	9,085
Development and management services	6,689	5,328

Total revenue	665,985	618,476

Expenses
Operating
Rental	219,172	221,350
Hotel	7,634	7,576
General and administrative	29,353	28,791
Transaction costs	25	327
Depreciation and amortization	159,448	154,223

Total expenses	415,632	412,267

Operating income	250,353	206,209
Other income (expense)
Income from unconsolidated joint ventures	1,791	14,834
Interest and other income	1,505	1,407
Gains from investments in securities	259	393
Interest expense	(105,309)	(108,757)

Income before gains on sales of real estate	148,599	114,086
Gains on sales of real estate	67,623	95,084

Net income	216,222	209,170
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(10,464)	(15,208)
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	(3)
Noncontrolling interest—common units of the Operating Partnership	(21,393)	(20,188)

Net income attributable to Boston Properties, Inc.	184,365	173,771
Preferred dividends	(2,618)	(2,589)

Net income attributable to Boston Properties, Inc. common shareholders	$181,747	$171,182

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.18	$1.12

Weighted average number of common shares outstanding	153,626	153,230

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.18	$1.11

Weighted average number of common and common equivalent shares outstanding	153,917	153,873

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended March 31,
	2016	2015
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$181,747	$171,182
Add:
Preferred dividends	2,618	2,589
Noncontrolling interest—common units of the Operating Partnership	21,393	20,188
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	3
Noncontrolling interests in property partnerships	10,464	15,208
Less:
Gains on sales of real estate	67,623	95,084

Income before gains on sales of real estate	148,599	114,086
Add:
Real estate depreciation and amortization (2)	163,580	148,754
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	30,019	36,515
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	3
Preferred dividends	2,618	2,589

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	279,542	223,733
Less:
Noncontrolling interest—common units of the Operating Partnership’s share of funds from operations	28,854	23,348

Funds from operations attributable to Boston Properties, Inc. common shareholders	$250,688	$200,385

Boston Properties, Inc.’s percentage share of funds from operations—basic	89.68%	89.56%

Weighted average shares outstanding—basic	153,626	153,230

FFO per share basic	$1.63	$1.31

Weighted average shares outstanding—diluted	153,917	153,873

FFO per share diluted	$1.63	$1.30

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate-related depreciation and amortization, and our share of income (loss) from unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as a substitute to net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP). FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to more comprehensively understand our operating performance, FFO should be considered along with our reported net income attributable to Boston Properties, Inc. and our cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $159,448 and $154,223 and our share of unconsolidated joint venture real estate depreciation and amortization of $4,496 and $(5,132), less corporate-related depreciation and amortization of $364 and $337 for the three months ended March 31, 2016 and 2015, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2016	December 31, 2015
Boston	90.9%	90.6%
New York	91.5%	91.5%
San Francisco	90.2%	93.8%
Washington, DC	90.9%	91.0%

Total Portfolio	91.0%	91.4%